UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 22, 2015
Date of earliest event reported: August 27, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2015, Kent P. Watts, the Chief Executive Officer and Chairman of Hydrocarb Energy Corporation (the “Company”, “we” and “us”), subscribed for $350,000 in Convertible Subordinated Promissory Notes and on September 17, 2015 he subscribed for an additional $166,667 in Convertible Promissory Notes (collectively, the “Watts Notes”).  The Watts Notes are due two years from their issuance date, accrue interest which is payable quarterly in arrears, at either a cash interest rate (equal to the WTI Rate described below) or a stock interest rate (12% per annum)(at the option of the holder at the beginning of each quarter), provided no principal or interest on the Watts Notes can be paid in cash until all amounts owed by the Company to its senior lender is paid in full.  In the event the stock interest rate is chosen by Mr. Watts, restricted shares of common stock equal to the total accrued dividend divided by the average of the closing sales prices of the Company’s common stock for the applicable quarter are required to be issued in satisfaction of amounts owed on a quarterly basis.  In the event the cash interest rate is chosen, interest accrues until converted into common stock (as discussed below) or until the Company is able to pay such accrued interest in cash pursuant to the terms of the Watts Notes.  The “WTI Rate” equals an annualized percentage interest rate equal to the average of the closing spot prices for West Texas Intermediate crude oil on each trading day during the immediately prior calendar quarter divided by ten, plus two (the “WTI Interest Rate”). For example, if the average quarterly closing spot Price was $60 for the prior quarter, the applicable interest rate for the next quarter would be 8% per annum ($60 / 10 = 6 + 2 = 8%). Notwithstanding the above, in the event that the average quarterly closing spot price is $40 or less, the WTI Rate for the applicable following quarter is 0%.  All principal and accrued interest on the Watts Notes is convertible into common stock at a conversion price of $0.75 per share at any time. Additionally, the Company may force the conversion of the Watts Notes into common stock in the event the trading price of the Company’s common stock is equal to at least $5.00 per share for at least 20 out of any 30 consecutive trading days.  Any shares of common stock issuable upon conversion of the Watts Notes are subject to a lock-up whereby no shares of common stock can be sold until January 1, 2016, and no more than 2,500 shares of common stock can be sold per day thereafter until the Company’s common stock is listed on the NASDAQ or NYSE market or the trading volume of the Company’s common stock is in excess of 100,000 shares per day. The Watts Notes have standard and customary events of default.

Previously, on August 26, 2015, Mr. S. Chris Herndon, the Company’s director purchased a Convertible Promissory Note in the amount of $100,000 with substantially similar terms as the Watts Notes (the “Herndon Note”).

The description of the Watts Notes and Herndon Note above are qualified in their entirety by the form of Convertible Subordinated Promissory Note attached hereto as Exhibit 10.1, which is incorporated by reference in this Item 1.01.

On September 21, 2015, Mr. Watts and the Company entered into a First Amendment to Exchange Agreement, which amended the Exchange Agreement dated June 10, 2015, which was originally disclosed in the Form 8-K filed by the Company with the Securities and Exchange Commission on June 19, 2015. Pursuant to the original terms of the Exchange Agreement, Mr. Watts exchanged all rights he had to 8,188 shares of Series A 7% Convertible Voting Preferred Stock, and accrued and unpaid dividends which would have been due thereunder, assuming such Series A 7% Convertible Voting Preferred Stock was correctly designated and issued, into 32 units, each consisting of (a) 25,000 shares of the restricted common stock of the Company; and (b) $100,000 in face amount of Convertible Subordinated Promissory Notes. Specifically, Mr. Watts received an aggregate of 800,000 shares of common stock and a Convertible Promissory Note with an aggregate principal amount of $3.2 million and a maturity date of June 10, 2018 (the “Watts Exchange Note”) in connection with the Exchange Agreement.  The First Amendment reduced the total Units due to Mr. Watts to 30 units, and as such, Mr. Watts received Convertible Promissory Notes with a principal amount of $3 million and 750,000 shares of common stock in connection with the exchange originally contemplated by the Exchange Agreement.  The Watts Exchange Note is described in greater detail in the Form 8-K filed by the Company with the Securities and Exchange Commission on June 29, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the $1,725,554 in Convertible Subordinated Promissory Notes sold to date as described in Item 1.01 and Item 3.02 below, is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, in September 2015, we sold Mr. Watts $516,667 in Convertible Subordinated Promissory Notes and in August 2015 we sold Mr. Herndon $100,000 in Convertible Subordinated Promissory Notes.  In addition to the Watts Notes and Herndon Note described above, the Company has sold an aggregate of $1,124,165 in Convertible Subordinated Promissory Notes as part of a private offering to accredited investors to date (including the Summers Note, described below).  In the event the $1,725,554 in aggregate outstanding Convertible Subordinated Promissory Notes was converted into common stock (not including any accrued and unpaid interest which is also convertible) an aggregate of 2,321,110 shares of common stock of the Company would be required to be issued upon conversion.

We believe that the issuance of the securities described above was exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom. All recipients (a) were “accredited investors” and/or (b) either received adequate information about us or had access, through employment or other relationships, to such information, to make an informed investment decision regarding the securities.

Effective September 8, 2015, Typenex Co-Investment, LLC (“Typenex”), exercised warrants to purchase 260,788 shares of our common stock which it held (at an exercise price of $1.17 per share – the warrants originally had an exercise price of $2.25 per share, but were subsequently reduced in connection with Typenex’s anti-dilution rights to $1.17 per share, in connection with a convertible note transaction which had a conversion price of $1.17 per share), in a net cashless transaction and on September 18, 2015, in connection with such exercise, we issued 128,048 net shares of common stock to Typenex. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act, as the security was exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 31, 2015, the Board of Directors of the Company issued 3,398 shares of restricted common stock to each of Kent P. Watts, and S. Chris Herndon, members of our Board of Directors in consideration for services rendered to the Company as directors.

Effective September 7, 2015, the Board of Directors increased the number of members of the Company’s Board of Directors from two to three and appointed Clint Summers as a member of the Board of Directors to fill the newly created vacancy, each pursuant to the power provided to the Board of Directors by the Company’s Bylaws and the Nevada Revised Statutes.

Subsequent to the date of Mr. Summers’ appointment as a member of the Board of Directors, on September 7, 2015, Mr. Summers unexpectedly passed away from natural causes.  The Company would like to provide its sincere condolences to Mr. Summer’s family. As a result of Mr. Summers’ passing, the Company continues to maintain a two member Board of Directors.

Mr. Summers’ biographical information is provided below:

Clint Summers, Age 69

From January 1988 until his untimely passing, Mr. Summers served as the owner, Treasurer and President of Express Oil, Inc.  From October 1993 until his untimely passing, Mr. Summers served as the Treasurer and Director of African Outreach Ministries, a 501(c)(3) non-profit which has the goal of establishing Christian churches throughout Africa.  From March 2007 until his untimely passing, Mr. Summers served as the Treasurer and Director of Mission24, Inc., a 501(c)(3) non-profit which has the goal of serving Christian ministers and ministries in transitioning into full-time ministers and supporting various ministries.  From January 2000 until his untimely passing, Mr. Summers served as an accountant and Treasurer of various multi-family housing real estate limited liability companies. Prior to January 1988, Mr. Summers held various accounting and management positions with petrochemical, software development and CPA firms.  Mr. Summers had over 30 years of experience in the petroleum industry. Mr. Summers obtained a Bachelor’s Degree in accounting from Abilene Christian University in Abilene Texas in 1968 and was licensed by the Texas Board of Public Accountancy.

On August 20, 2015 and August 27, 2015, Mr. Summers purchased 166,666 shares of restricted common stock (333,332 shares in aggregate) from Mr. Watts for $0.50 per share in a private transaction.

Mr. Summers was a 20% owner of Duma Holdings, LLC (“Duma Holdings”), which purchased a $350,000 Convertible Secured Promissory Note (the “Duma Holdings Note”)(with a $7,000 original issuance discount) from the Company on July 16, 2015. S. Chris Herndon, a member of our Board of Directors, owns a 20% interest in Duma Holdings.  The Duma Holdings Note (along with any unpaid interest thereon) is convertible at any time, provided the note is converted in full, into (a) 1.75 units (“Units”), each consisting of 25,000 shares of common stock of the Company and $100,000 in face amount of Convertible Subordinated Promissory Notes in the form currently offered by the Company in its ongoing private offering of Units as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 19, 2015 (which allow the holder thereof the right to convert such notes into common stock at a conversion price of $4 per share, and convert into shares of our to-be designated and approved Series B Convertible Preferred Stock upon designation thereof by the Company, subject to approval of such Series B Convertible Preferred Stock by stockholders at the annual meeting); and (b) 350,000 shares of common stock (393,750 shares of common stock in aggregate when combined with the shares which form part of the Units). The Duma Holdings Note is due and payable by us on November 30, 2015. The Duma Holdings Note accrues interest at the rate of 15% per annum, payable beginning on October 31, 2015, and quarterly thereafter through maturity. The Duma Holdings Note can only be repaid with the prior written approval of Duma Holdings.  The Duma Holdings Note contains usual and customary events of default, representations and warranties.  The payment of the principal and accrued interest due under the Duma Holdings Note is personally guaranteed by Kent P. Watts, our Chief Executive Officer and Michael Watts, his brother, pursuant to separate guaranty agreements (the “Guarantee Agreements”), and secured by a first priority security interest on certain real estate owned by Kent P. Watts pursuant to a Deed of Trust, Assignment of Rents and Security Agreement.

On September 2, 2015, Mr. Summers purchased a Convertible Subordinated Promissory Note from the Company in the aggregate principal amount of $83,333, which has substantially similar terms as the Watts Notes, described in Item 1.01 above.

Item 8.01 Other Events

In July, August and September 2015, Mr. Watts sold an aggregate of 1,396,665 shares of restricted common stock which he held to thirteen purchasers in private transactions for $0.50 per share ($698,333 in aggregate), including 333,332 shares of common stock which were purchased by Mr. Summers as described above.  A closing condition to the sale was that Mr. Watts enter into the voting agreement described below and that Mr. Watts use the funds received to purchase notes as described in Item 1.01 above.

On or around August 25, 2015, Mr. Watts entered into a voting agreement in favor of S. Chris Herndon, a member of the Board of Directors of the Company.  Pursuant to the voting agreement, Mr. Watts provided Mr. Herndon a voting proxy to vote all of the shares of common stock which Mr. Watts owned (approximately 4,946,955 shares as of his entry into the agreement) or which he may acquire in the future, to vote to elect or remove (as applicable) 66.6% of members of the Company’s Board of Directors on any stockholder vote (i.e., 2 out of 3 directors).  The voting agreement was to become effective, only if Mr. Watts had sold $1 million in securities in private transactions on similar terms as described above before September 21, 2015 and was to remain effective from such date, if ever, until the earlier of: (a) August 19, 2017; and (b) the due date of a certain convertible note which a company affiliated with Mr. Herndon (Duma Holdings, LLC) may choose to purchase from the Company in the future as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 31, 2015.

On or around the same date, Chris Watts, the nephew of Kent P. Watts, and the largest shareholder of the Company, entered into a voting agreement with Mr. Herndon on substantially similar terms as the voting agreement with Kent P. Watts described above.

As a result of Mr. Watts not selling $1 million in securities in private transactions on similar terms as described above before September 21, 2015, the voting agreements were never effective and have since expired.

The Company would also like to disclose that to date, the Company has paid $1,043,098 in connection with the payment of variable conversion rate convertible notes, and prepayment penalties thereon.  To date, none of the Company’s previously issued variable conversion rate convertible notes have converted into common stock.  The Company plans to pay off another $1,232,630 of variable conversion rate convertible notes between September 2015 and the end of January 2016.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Form of Convertible Subordinated Promissory Note
10.2*	Voting Agreement (August 25, 2015) between Kent P. Watts and S. Chris Herndon
10.3*	Voting Agreement (August 28, 2015) between Christopher Watts and S. Chris Herndon
10.4*	First Amendment to Exchange Agreement between Kent P. Watts and Hydrocarb Energy Corporation (September 21, 2015)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 22, 2015	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Convertible Subordinated Promissory Notes
10.2*	Voting Agreement (August 25, 2015) between Kent P. Watts and S. Chris Herndon
10.3*	Voting Agreement (August 28, 2015) between Christopher Watts and S. Chris Herndon
10.4*	First Amendment to Exchange Agreement between Kent P. Watts and Hydrocarb Energy Corporation (September 21, 2015)

* Filed herewith.